Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		Jim Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP and Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Hydrocarbon Announces Delayed Filing of its Annual Report on Form 10-K

DENVER-April 15, 2005-MarkWest Hydrocarbon, Inc. (AMEX: MWP) today announced that it must delay completion and filing of its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) beyond the prescribed filing deadline of April 15, 2005.  This delay is a result of its consolidated subsidiary, MarkWest Energy Partners, L.P. (the “Partnership”), having not yet filed its 2004 Annual Report on Form 10-K with the SEC, as well as due to certain restatement issues related to the Company.

The Partnership previously announced on March 30, 2005, that it would be delayed in filing its 2004 Form 10-K as a consequence of identifying certain material weaknesses in its internal control over its financial reporting, whereupon the Partnership’s independent auditors advised it of a need to expand its audit procedures with respect to the identified weaknesses, and that its audit would not be completed by March 31, 2005.  The Partnership is endeavoring to file its Form 10-K as soon as reasonably possible.  The American Stock Exchange (“AMEX”) issued a warning letter to the Partnership on account of the delayed filing, granting the Partnership until May 2, 2005, to file its Form 10-K and regain compliance with the exchange’s requirements.  Due to the fact that the Partnership’s financials are consolidated with the Company’s and the Partnership has not yet filed its Form 10-K and due to the restatements discussed herein, the Company, in turn, is unable to complete and file its 2004 Annual Report by its prescribed filing date.  The Company understands that it will receive a similar warning letter from AMEX as a result of the delay in filing its Form 10-K. The Company intends to file its 2004 Form 10-K as promptly as possible after the Partnership has filed its Form 10-K with the SEC.

In addition, after discussion with the Board’s Audit Committee, the Company has determined that previously issued financial information for the fiscal years 2002 and 2003 and the first three quarters of fiscal years 2004 and 2003 should be restated to reflect compensation expense for its sale of subordinated Partnership units and interests in the Partnership’s General Partner, to certain of its directors and officers from 2002 through 2004.  Historically, the Company had recorded its sale of the subordinated Partnership units and interests in the General Partner to the Company’s directors and officers as a sale of an asset.  However, as a result of a recent evaluation, the Company determined that these transactions should be accounted for as compensatory arrangements, consistent with the guidance in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, which requires the Company to record compensation expense based on the market value of the subordinated Partnership units and of the General Partner interests held by the officers and directors, at the end of each reporting period.  Accordingly, the previously issued financial statements for fiscal years 2002 and 2003 and the first three quarters of fiscal year 2004 and 2003 contained in our previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q must be restated due to this change in accounting treatment.  The previously issued financial statements for fiscal years 2002 and 2003 and the first three quarters of fiscal year 2004 and 2003 contained in our previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q should no longer be relied upon.  The Company will restate its consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and December 31, 2002 for the adjustments discussed above in connection with filing its Annual Report on Form 10-K for December 31, 2004.  This Form 10-K will also include the financial statements for fiscal 2004 and restated quarterly financial statements for fiscal years 2003 and 2004.

###

MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for 2004, as filed with the SEC.